UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of report / (Date of earliest event reported)

December 15, 2006 / (December 13, 2006)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

American Enterprise Development Corporation
(Name of small business issuer in its charter)

Texas
(State or other jurisdiction of incorporation or organization)

000-50526                                     76-0649310

(Commission File Number)

(IRS Employer Identification Number)

1240 Blalock Road, Suite 150

Houston, Texas 77055

(Address of principal executive offices including zip code)

(303) 421-4063

(Registrant’s telephone number, including area code)

N/A

(Former address, if changed since last report)

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ITEM 4. Changes in Registrant's Certifying Accountant.

On December 12, 2006, the Board of Directors of American Enterprise Development Corporation (the “Company”) elected to terminate the Company’s relationship with its independent accountant, Malone & Bailey, P.C., effective as of December 13, 2006.  The firm of Malone & Bailey, P.C. had recently been retained by the Company as its independent accountants and has not completed any audits or audit reviews for the Company.  Therefore, they have never expressed an opinion regarding the Company’s financial statements for any prior period.

Upon commencing its review of the Company’s Form 10-QSB, Malone & Bailey, P.C. indicated their disagreement with the Company and its prior auditors regarding the valuation of the acquisition of Havoc Distribution, Inc. (“Havoc”) on May 17, 2006.  The Company used the intrinsic value of the Company at the time of the transaction divided by the number of shares issued as consideration to the Havoc shareholders to determine the fair value of the consideration paid for the acquisition of Havoc.  Subsequent to the acquisition and within the same reporting period, the Company’s Board of Directors valued Havoc on a fair value basis at $300,000.

Malone & Bailey took the position that the acquisition transaction should be valued based upon its valuation of a subsequent loan made by the Company approximately one month after the acquisition of Havoc.  That loan was a twelve-month note for $100,000 for which the Company provided the lender with a stock incentive of 200,000 shares.

Malone & Bailey insisted that the Company value the Havoc acquisition, based on their analysis, at $0.40 per share or $18,000,000.  The Company expressed its belief that this was not an accurate analysis of the transaction value and that it would both mislead the investment public and create a significant detriment to shareholders by creating a large retained deficit which would prevent the payment of dividends in the future.  The Company believes the valuation must accurately and fairly represent the actual value of the transaction and that it would be a violation of SEC rules and GAAP to represent to the public that the acquisition had a real value of $18,000,000 on May 17, 2006 and a value of $300,000 on June 30, 2006.  Since the Company refused to make what it felt was a deceptive and inaccurate disclosure and, since Malone insisted that it make such a disclosure or fail to have the Company’s 10-QSB reviewed for filing, the Board elected to terminate the relationship with Malone & Bailey, P.C.

The Company has retained James B. McElravy, P.C. as its new independent auditor effective as of December 13, 2006.  The Company has authorized Malone & Bailey to respond fully to the inquiries of James B. McElravy, P.C. concerning the subject matter discussed herein.

Prior to Malone & Bailey, our independent accountant was Harper & Pearson Company, P.C.

Other than providing a going concern qualification each year, the audit reports of Harper & Pearson Company P.C. from the year December 31, 2002 to December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, and was not modified as to any other uncertainty, audit scope or accounting principles.

From December 31, 2002 year end period through June 30, 2006, there were no disagreements between Harper & Pearson Company, P.C. and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scopes or procedures.

The Company has provided Malone & Bailey, P.C. a copy of the disclosure made in response to this item and has requested that Malone & Bailey, P.C. provide a letter  addressed to the United States Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein, and if not, stating the respects in which it does not agree.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ENTERPRISE DEVELOPMENT CORPORATION

Date: December 15, 2006

By:  /s/ C.K. Williams____________________

  C.K. Williams

  Chief Executive Officer and President

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